Exhibit 4.1

AFFILIATED COMPUTER SERVICES, INC.

AMENDED & RESTATED

2007 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of the Option. Stock Appreciation Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees, acting pursuant to Section 4(a) of the Plan at the time in question.

(b) “Award” means any Incentive Stock Option, Nonstatutory Stock Option or Stock Appreciation Right granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” shall have the meaning ascribed to it in Section 11 of the Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee or committees appointed by the Board in accordance with Section 4(a) of the Plan.

(g) “Common Stock” means the Class A Common Stock, $.01 par value per share, of the Company, provided that if the Company’s certificate of incorporation is amended after the date hereof to reclassify any shares of the Company’s stock, “Common Stock” shall include any shares reclassified as Class A Common Stock.

(h) “Company” means Affiliated Computer Services, Inc., a Delaware corporation.

(i) “Consultant” means a member of any advisory board of the Company or any Parent or Subsidiary and any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services; provided, however, that the term Consultant shall not include directors who are paid only a director’s fee by the Company or any Parent or Subsidiary, unless such director is a member of any advisory board of the Company or any Parent or Subsidiary.

(j) “Continuous Status as an Employee” means the absence of any interruption or termination of the employment relationship with the Company or any Parent or Subsidiary.

Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator or pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or any Parent or Subsidiary.

(k) “Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company. For purposes of any Award granted to a person residing outside of the United States, the Committee may revise the definition of “Employee” as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, in relation to the Common Stock, the closing sale price for such stock on the New York Stock Exchange on the applicable date, as reported in the Wall Street Journal or such other source as the Administrator deems reliable. If there is no trading in the Common Stock on the applicable date, then Fair Market Value of the Common Stock shall mean the closing sale price for such stock on the next preceding date on which there was trading in the Common Stock. If the Common Stock ceases to be traded on the New York Stock Exchange, then the Fair Market Value of the Common Stock shall mean the value determined in good faith by the Administrator based upon reference to other established markets or market systems on which the Common Stock is traded or quoted, or if the Common Stock is not traded on any market or quoted on any market system, then on such valuation method as is deemed appropriate by the Administrator.

(n) “Grant Agreement” means a written agreement evidencing the grant of an Award in such form, and containing such terms and conditions, as the Administrator may approve from time to time.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Non-Employee Director” means a director of the Company who is not also an Employee.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Optioned Stock” means the Common Stock subject to an Option.

(t) “Optionee” means an Employee, Non-Employee Director or Consultant who receives an Option.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v) “Participant” means an Employee, Non-Employee Director or Consultant to whom an Award is granted under this Plan.

(w) “Plan” means this Affiliated Computer Services, Inc. Amended & Restated 2007 Equity Incentive Plan, as amended.

(x) “Share” means a share of Common Stock, as adjusted in accordance with Section 14 of the Plan.

(y) “Stock Appreciation Right” means an award of a right to benefit from the appreciation in value of Common Stock granted under Section 10 of the Plan.

(z) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Plan Limit. Subject to adjustment as provided in Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 15,000,000, provided, however, that (i) the aggregate number of Shares that may be issued under Incentive Stock Options may not exceed 2,500,000, and (ii) the aggregate number of Shares that may be issued under the Plan shall be reduced by one Share for each Stock Appreciation Right granted under the Plan. In computing the foregoing limits to the extent any Options or Stock Appreciation Rights expire or become unexercisable for any reason without having been exercised in full, the Common Stock subject to such Options or Stock Appreciation Rights shall again be available for issuance under the Plan.

(b) Individual Limit. Subject to adjustment as provided in Section 14 of the Plan, the aggregate number of Shares that may be issued to any individual under the Plan, whether issued under Options or Stock Appreciation Rights, shall not exceed 750,000 Shares in any fiscal year.

4. Administration of the Plan.

(a) Procedure.

(i) Administration with Respect to Officers and Directors. With respect to Awards to Employees who are also officers or directors of the Company, the Plan shall be administered by a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 of the Exchange Act with respect to a plan intended to qualify thereunder as a discretionary plan. With respect to Awards to Non-Employee Directors, the Plan shall be administered by the Board in accordance with Rule 16b-3, provided that no Non-Employee Director shall vote on any decision affecting his individual benefits under the Plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

(ii) Multiple Administrative Bodies. If permitted by Rule 16b–3, the Plan may be administered by different bodies with respect to directors, non–director officers and Employees who are neither directors nor officers.

(iii) Administration with Respect to Consultants and Other Employees. With respect to Awards to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, and of Delaware corporate law, the Code and federal securities laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to the Committee, the Administrator shall have the authority, in its sole discretion:

(i) to determine the Fair Market Value of the Common Stock in accordance with Section 2(m) of the Plan;

(ii) to select the Employees, Non-Employee Directors and Consultants to whom Awards may from time to time be granted under the Plan;

(iii) to determine whether and to what extent Incentive Stock Options, Nonstatutory Stock Options or Stock Appreciation Rights, or any combination thereof, are granted under the Plan;

(iv) to determine the number of Shares to be covered by each Award granted under the Plan;

(v) to approve forms of Grant Agreements for use under the Plan;

(vi) to determine the terms and conditions of any Award granted under the Plan (including, but not limited to, the exercise price and method, form of settlement, vesting period and acceleration of vesting and forfeiture restrictions and waiver of forfeiture restrictions, based in each case on such factors as the Administrator shall in its sole discretion determine), which terms and conditions shall be set forth in a Grant Agreement approved by the Administrator;

(vii) to amend any of the terms and conditions of any Award granted under the Plan and its associated Grant Agreement during the period of 12 months following the date of the grant of such Award; provided, however, that no such amendment shall (a) change the exercise price of such Award, (b) change the number of Shares covered by such Award, (c) change the initial vesting schedule of such Award or (d) change the term of such Award; and

(viii) with respect to any Employee or Consultant who is resident outside the United States, to amend or vary the terms of the Plan in order to conform such terms with the requirements of local law, to take advantage of preferential provisions under local law, or to meet the objectives of the Plan, establish administrative rules and procedures to facilitate the operation of the Plan in any non–U.S. jurisdiction and establish one or more sub–plans for these purposes.

The Administrator shall not have the authority under the preceding clauses (vi) or (vii) to make any determination or to take any action with respect to an Award that (A) if such determination or action were implemented through an amendment to the Plan, would constitute a “material revision” of the Plan under the Rules of the New York Stock Exchange, or (B) would otherwise require approval of the stockholders of the Company.

(c) No Repricing Without Stockholder Approval. Other than in connection with a change provided in Section 14, the exercise price of an Incentive Stock Option, Nonstatutory Stock Option, or Stock Appreciation Right shall not be reduced without stockholder approval. Further, no Incentive Stock Option, Nonstatutory Stock Option, or Stock Appreciation Right shall be cancelled and then replaced with an Incentive Stock Option, Nonstatutory Stock Option, or Stock Appreciation Right that has a lower exercise price. The standard for determining whether any Incentive Stock Option, Nonstatutory Stock Option, or Stock Appreciation Right is cancelled and replaced with an Incentive Stock Option, Nonstatutory Stock Option, or Stock Appreciation Right that has a lower exercise price shall be same standard as that applied under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share–Based Payment” (“SFAS 123(R)” (as may be amended or modified and any subsequent accounting pronouncement replacing SFAS 123(R)), such that if an Incentive Stock Option, Nonstatutory Stock Option, or Stock Appreciation Right would be considered to have been cancelled and replaced under SFAS 123(R), then such cancellation and replacement shall not be permitted under the Plan.

5. Eligibility.

(a) Nonstatutory Stock Options or Stock Appreciation Rights may be granted to Employees, Consultants or Non-Employee Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Non–Employee Director who has been granted Awards under the Plan may, if such individual is otherwise eligible, be granted additional Awards under the Plan.

(b) Each Option shall be designated in the Grant Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000 (whether due to acceleration of exercisability, miscalculation or error), such excess shall be treated as Nonstatutory Stock Options. In the event that only a portion of the Options granted at the same time can be applied to the $100,000 limit, the Company shall issue separate share certificates (or book entry shares) for such number of Shares as does not exceed the $100,000 limit and shall designate such Shares as Incentive Stock Option Shares in its Share transfer records.

(c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they are granted, and the Fair Market Value of Shares shall be determined as of the time the Options with respect to such Shares are granted.

6. Term of Plan. Subject to any applicable law, the Plan shall continue in effect until terminated pursuant to Section 17, provided, however, that no Incentive Stock Options or other Awards shall be granted under the Plan following the expiration of 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

7. Term of Options. The term of each Option shall be the term stated in the Grant Agreement, provided, however, that no Option granted under the Plan shall be exercisable after the expiration of 10 years from the date such Option is granted or such shorter period as may be provided in the Grant Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the Incentive Stock Option shall not be exercisable after the expiration of five years from the date such Option is granted or such shorter period as may be provided in the Grant Agreement.

8. Option Exercise Price and Consideration.

(a) The per share exercise price for Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board or Committee, but shall be subject to the following:

(i) Except as provided in Section 8(a)(ii), below, each Option shall be granted at an exercise price equal to no less than the Fair Market Value of a share on the date of grant.

(ii) In the case of an Incentive Stock Option granted to an Employee who, at the time the Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, each Incentive Stock Option shall be granted at an exercise price equal to no less than 110% of the Fair Market Value of a Share on the date of grant.

(b) The consideration to be paid for Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator at the time of grant (taking into consideration whether the type of consideration authorized may reasonably be expected to benefit the Company) and may consist of any consideration and method of payment for the issuance of Shares permitted by applicable law, including any combination of:

(i) cash;

(ii) check or negotiable instrument;

(iii) promissory note, except as prohibited by the Sarbanes-Oxley Act of 2002;

(iv) other Shares that have a Fair Market Value on the date of payment equal to the aggregate exercise price of the Optioned Stock with respect to which the Option is being exercised, provided, however, that if such Shares (A) were acquired upon exercise of a compensatory stock option, the Optionee has held such Shares for more than six months on the date of surrender, or (B) were not acquired upon exercise of a compensatory stock option, such Shares were not acquired directly or indirectly the Company;

(v) authorization for the Company to retain, from the total number of Shares with respect to which the Option is being exercised, Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares with respect to which the Option is being exercised; or

(vi) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

9. Exercise of Options.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted under the Plan shall be exercisable at such times and under such conditions as determined by the Administrator. Such conditions may include performance criteria with respect to the Company or the Optionee.

An Option may not be exercised for a fractional share.

An Option shall be deemed to be exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate (or book entry shares) evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate (or book entry shares) promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificates (or book entry shares) are issued, except as provided in Section 14 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for exercise under the Option, by the number of Shares with respect to which the Option is exercised.

(b) Termination of Consultancy or Employment. In the event of termination of an Optionee’s consulting relationship (in the case of a Consultant), Continuous Status as an Employee (in the case of an Employee) or status as a Non-Employee Director of the Company, subject to Section 11 of the Plan:

(i) in the case of Incentive Stock Options, an Optionee may exercise Options that are vested at the date of termination to the extent and subject to the provisions of the Grant Agreement, but in no event later than three months after the date of termination or, if earlier, the expiration date of the Option as set forth in the Grant Agreement; and

(ii) in the case of Nonstatutory Stock Options, an Optionee may exercise Options that are vested at the time of termination to the extent and subject to the provisions of the Grant Agreement, but in no event later than six months after the date of termination or, if earlier, the expiration date of the Option as set forth in the Grant Agreement.

To the extent that an Optionee is not entitled to exercise an Option at the date of termination or does not exercise such Option to the extent so entitled within the time specified in this Section 9(b), the Option shall terminate.

(c) Disability of Optionee. Notwithstanding the provisions of Section 9(b), above, in the case of an Incentive Stock Option, in the event of termination of an Optionee’s Continuous Status as an Employee as a result of the Optionee’s permanent and total disability, as defined in Section 22(e)(3) of the Code, such Option may be exercised only within one year of the date of termination of employment, but in no event later than the expiration date of the Option as set forth in the Grant Agreement, and only to the extent that the Optionee was entitled to exercise the Option at the date of termination of employment. To the extent that an Optionee is not entitled to exercise an Incentive Stock Option at the date of termination of employment or does not exercise such Option to the extent so entitled within the time specified in this Section 9(c), the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee, an Option may be exercised by the estate of the Optionee, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, according to its terms, but in no event later than the expiration date of the Option as set forth in the Grant Agreement, and only to the extent that the Optionee was entitled to exercise the Option at the date of death. To the extent that an Optionee is not entitled to exercise an Option at the date of the Optionee’s death, such unvested portion of the Option shall terminate.

(e) Rule 16b–3. Options granted to Participants subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the broadest exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10. Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions, and Grant Agreements under which Stock Appreciation Rights are granted may contain such additional terms and conditions, which are not inconsistent with the express terms of the Plan, as the Administrator shall deem appropriate.

(a) Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of the Share on the date of grant of the Stock Appreciation Right, multiplied by the number of Shares with respect to which the Stock Appreciation Right may be exercised. Each Stock Appreciation Right shall be granted with a strike price equal to no less than the Fair Market Value of a share on the date of grant. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to any Stock Appreciation Right.

(b) Grant. A Stock Appreciation Right may be granted separately or in tandem with an Option granted under the Plan, whereby the exercise of the Stock Appreciation Right or Option eliminates the right to exercise the other, provided, however, that in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Stock Appreciation Rights shall comply with the requirements of Section 422 of the Code and Section 1.422-5(d)(3) of the Income Tax Regulations promulgated thereunder.

(c) Exercise. A Stock Appreciation Right shall be exercised by a Participant in accordance with procedures established by the Administrator, except that in no event shall a Stock Appreciation Right be exercisable prior to the first anniversary of the date of grant. Stock Appreciation Rights granted to Participants subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the broadest exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Exercise of a Stock Appreciation Right in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for exercise under the Stock Appreciation Right, by the number of Shares with respect to which the Stock Appreciation Right is exercised.

(d) Term of Stock Appreciation Right. The term of each Stock Appreciation Right shall be the term stated in the Grant Agreement, provided, however, that no Stock Appreciation Right granted under the Plan shall be exercisable after the expiration of 10 years from the date such Stock Appreciation Right is granted or such shorter period as may be provided in the Grant Agreement.

11. Termination for Cause. If a Participant’s employment with the Company or any Subsidiary shall be terminated for Cause, such Participant’s right to any further payments, vesting or exercisability with respect to any Award, including any vested Awards, shall terminate in its entirety. “Cause” means termination of Participant’s employment for “cause” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Grant Agreement, “cause” means (a) conviction or pleading guilty or no contest to any crime (whether or not involving the Company or any of its Subsidiaries) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or any of its Subsidiaries to public ridicule or embarrassment; (d) material violation of the Company’s or any of its Subsidiaries’ policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the Participant’s duties for the Company or any of its Subsidiaries or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination will be final, binding and conclusive. With respect to any Participant residing outside of the United States, the Committee may revise the definition of “Cause” as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

12. Non-transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

13. Stock Withholding to Satisfy Withholding Tax Obligations.

(a) Cash Remittance. Whenever a taxable event occurs that imposes a tax withholding obligation on the Company or a Subsidiary as a result of Options or Stock Appreciation Rights being exercised, the Company shall have the right to require the Participant to remit to the

Company, in cash, an amount sufficient to satisfy the federal, state and local withholding tax and social insurance contribution requirements (including withholding requirements of non-U.S. taxing jurisdictions), if any, attributable to such taxable event. In addition, the Company shall have the right to withhold from any cash payments required to be made under the Plan an amount sufficient to satisfy the federal, state and local withholding tax and social insurance contribution requirements (including withholding requirements of non-U.S. taxing jurisdictions), if any, attributable to such payments.

(b) Share Remittance. At the election of a Participant, and subject to the approval of the Administrator, the Participant may, in lieu of remitting cash as provided in Section 13(a), tender to the Company a number of Shares, the Fair Market Value of which at the tender date is (i) sufficient to satisfy the federal, state and local withholding tax and social insurance contribution requirements (including withholding requirements of non-U.S. taxing jurisdictions), if any, attributable to such taxable event and (ii) not greater than the minimum withholding tax and social insurance contribution obligations attributable to such taxable event. If the Participant is subject to Rule 16b-3 under the Exchange Act, the election must comply with such Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the broadest exemption from Section 16(b) of the Exchange Act with respect to Plan transactions.

(c) Share Withholding. Whenever a taxable event occurs that imposes a tax withholding obligation on the Company or a Subsidiary as a result of Options or Stock Appreciation Rights being exercised, the Administrator, in its sole discretion, shall have the right to withhold a number of Shares, the Fair Market Value of which at the relevant date is (i) sufficient to satisfy the federal, state and local withholding tax and social insurance contribution requirements (including withholding requirements of non-U.S. taxing jurisdictions), if any, attributable to such taxable event and (ii) not greater than the minimum withholding tax and social insurance contribution obligations attributable to such taxable event.

14. Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock that have been authorized for issuance under the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, and the limit on the number of shares that may be issued to an individual (as provided in Section 3(b) of the Plan) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of a liquidation, the Administrator shall be authorized (x) to cancel Stock Options or Stock Appreciation Rights and give the Participants who are the holders of such

Awards notice and opportunity to exercise for 30 days prior to such cancellation; or (y) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards on the date of such event, which shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Awards.

15. Vesting of Awards in Certain Events. If the Company undergoes a change of control, as defined in the next sentence, then all outstanding Options and Stock Appreciation Rights, whether or not such Options or Stock Appreciation Rights are vested at such time, shall become vested and exercisable, effective the day immediately prior to such change of control. For purposes of the preceding sentence, a change of control shall occur if the Company is merged, consolidated or reorganized into or with another person, entity or group of entities under common control or if a majority of the outstanding capital stock or all or substantially all of the assets of the Company are sold to any other person, entity or group of entities under common control and as a result of such merger, consolidation, reorganization or sale of capital stock or assets, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the surviving person or entity immediately after such transaction are held in the aggregate by a person, entity or group of entities under common control who beneficially owned less than fifty percent (50%) of the combined voting power of the Company prior to such transaction.

Notwithstanding the foregoing, the following shall not constitute or result in a change of control for purposes of this Section 15:

(a) any transaction that is effected by the Company for the purposes of internal corporate restructuring of the Company and its affiliated companies, which results in any or all of the combined voting power of the voting securities of the Company being held by an entity affiliated with the Company immediately prior to such transaction, or (b) any transaction or series of transactions, which results in the ownership by Darwin Deason, and/or any person, entity or group of entities that he controls, of more than fifty percent (50%) of the combined voting power of the Company.

16. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator completes all actions required to effectuate the Award under applicable laws. Notice of the determination shall be given to each Employee, Consultant or Non-Employee Director to whom an Option is so granted within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the material rights of any Participant under any Award theretofore made, without the Participant’s consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, Section 162(m) or 422 of the Code or any other applicable law or regulation, including the listing requirements of the New York Stock Exchange (or other exchanges or markets on which the Shares are traded), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any adverse amendment or termination of the Plan shall not affect Options or Stock Appreciation Rights already granted under the Plan, and such grants shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

18. Conditions upon Issuance of Shares. Shares shall not be issued under the Plan unless the issuance of and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, but not limited to, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the issuance of any Shares under the Plan, the Company may require the person acquiring such Shares to represent and warrant at the time of any such issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

19. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Grant Agreements. Grants of Options or Stock Appreciation Rights shall be evidenced by written Grant Agreements in such form, and containing such terms and conditions, as the Administrator shall approve from time to time. The Administrator in its sole discretion may utilize different forms, with varying terms and conditions, for awards.

21. Employment Rights; Existing Plans; Company Policy.

(a) The Plan shall not confer upon any Employee, Consultant or Non-Employee Director any right with respect to continuation of any employment, consulting or other relationship with the Company or any Parent or Subsidiary. Nor shall the Plan limit in any way the right of the Company or any Parent or Subsidiary to terminate any employment, consulting or other relationship of any Employee, Consultant or Non-Employee Director with the Company or any Parent or Subsidiary.

(b) The adoption of this Plan shall not affect the existence of other compensatory equity programs of the Company, and any such existing plans will remain in full force and effect according to their terms.

(c) The Company reserves the right to adopt and enforce policies relating to transactions in its securities by Employees, Consultants and Non-Employee Directors. All grants made under this Plan, and all transactions in Shares relating to such grants, will be subject to any applicable policy of the Company relating to transactions in its securities, whether such policy is adopted or amended before or after the grant.

22. Code Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code, without triggering the imposition of any tax penalty thereunder. Any terms of the Plan or any Grant Agreement that conflict with such requirements shall be null and void. To the extent necessary or advisable, the Administrator may amend the Plan or any Grant Agreement to delete any conflicting provisions and to add such other provisions as are required to fully comply with the applicable provisions of Section 409A and any other legislative or regulatory requirements applicable to the Plan.

23. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.